UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) OCTOBER 10, 2008

OSI SYSTEMS, INC.

(EXACT NAME OF REGISTRANT SPECIFIED IN CHARTER)

CALIFORNIA	000-23125	330238801
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NO.)

12525 CHADRON AVENUE HAWTHORNE, CA 90250

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

(310) 978-0516

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On October 10, 2008, we adopted the OSI Systems, Inc. Nonqualified Defined Benefit Plan (the “Plan”). The Plan constitutes an unsecured promise by the Company to pay benefits in the future and is not funded for federal tax purposes. Under the terms of the Plan, a Committee designated by the Board of Directors of the Company to administer the plan (the “Committee”) or, absent such a designation, the Company’s Chief Executive Officer, may select participants from a group of management or highly compensated employees. The Committee or the Company’s Chief Executive Officer may specify different retirement dates, accrual rates and vesting schedules for individual participants. As of October 10, 2008, the Plan has one participant.

The foregoing description of the Plan is qualified in its entirety by reference to the full text of the plan document, which is filed as Exhibit 10.20 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.20:	OSI Systems, Inc. Nonqualified Defined Benefit Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSI SYSTEMS, INC.
Date: October 10, 2008

	By:	/s/ Victor Sze
Victor Sze
Executive Vice President,
Secretary, and General Counsel

EXHIBIT INDEX

Exhibit Number	Description
10.20	OSI Systems, Inc. Nonqualified Defined Benefit Plan.